                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES

Wireless Facilities, Inc./Entel, a Delaware corporation
WFI de Mexico, S. de R.L. de C.V., a Mexican corporation
Wireless Facilities Latin America, Ltda, a Brazilian commercial limited liability company
WFI Network Management Services Corp., a Delaware corporation
WFI FSC, Inc., a Barbados corporation
WFI UK Ltd., a United Kingdom corporation
Wireless Facilities International, Ltd., a United Kingdom corporation WFI NMC LP, a Delaware limited partnership
WFI NMC Corp., a Delaware corporation
WFI Spain S.L., a Spanish corporation
Wireless Facilities International Germany GmbH, a German corporation WFI Telekomunikasyon Servis Ltd., a Turkish corporation
Questus, Ltd., a United Kingdom corporation
Questus Scandinavia AB, a Swedish corporation
WFI Scandinavia AB, a Swedish corporation
Questus GmbH, an Austrian corporation
WFI Asesoria En Telecommunicaciones SC de CV, a Mexican corporation WFI Asesoria En Administracion SC de CV, a Mexican corporation
WFI Services de Mexico, S.A. de C.V., a Mexican corporation
WFI India Pvt. Ltd., an Indian corporation